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                                                                     EXHIBIT 4.7



            AMENDED AND RESTATED LIMITED RECOURSE GUARANTEE AGREEMENT

                  This AMENDED AND RESTATED LIMITED RECOURSE GUARANTEE AGREEMENT (this "GUARANTEE"), dated as of February 9, 1999, is made by Brooke (Overseas) Ltd., a Delaware corporation (the "GUARANTOR"), for the benefit of U.S. BANK TRUST NATIONAL ASSOCIATION (f/k/a First Trust National Association), a national banking association, as the collateral agent (in such capacity, the "COLLATERAL AGENT") for the benefit of AIF II, L.P. and Artemis America Partnership (the "Participating Holders" which term shall include any future holder of Modified Notes) and amends and restates the Limited Recourse Guarantee Agreement, dated as of March 2, 1998, between the Guarantor and the Participating Holders.

                                R E C I T A L S:

                  WHEREAS, BGLS Inc., a Delaware corporation (the "COMPANY"), has entered into the Indenture (as amended, modified, supplemented and in effect from time to time, the "INDENTURE") dated as of January 1, 1996 between the Company and State Street Bank and Trust Company, as trustee (the "TRUSTEE");

                  WHEREAS, pursuant to the terms and conditions of the Amended and Restated Standstill Agreement dated as of even date herewith between the Company and the Participating Holders (the "STANDSTILL AGREEMENT"), the Participating Holders have agreed to defer the payment of interest due to the Participating Holders under the Indenture until the occurrence of a Termination Event (as defined in the Standstill Agreement);

                  WHEREAS, it is a condition to the Participating Holders entering into the Standstill Agreement that the Guarantor shall have (i) guaranteed for the benefit of the Participating Holders the Company's obligations under the Series B Senior Secured Notes (as defined below) and (ii) pledged certain securities to the Participating Holders pursuant to the Pledge Agreement, dated as of the date of this Guarantee (as amended, modified, supplemented and in effect from time to time, the "PLEDGE AGREEMENT");

                  WHEREAS, the Participating Holders, the Collateral Agent and the Pledgor have entered into the Collateral Agency Agreement, dated as of the date hereof (the "COLLATERAL AGENCY AGREEMENT"), pursuant to which the Participating Holders have appointed the Collateral Agent to act on their behalf in accordance with the provisions thereof, hereof and of the Pledge Agreement; and

                  WHEREAS, the Guarantor, expects to receive substantial benefits from the performance of the Standstill Agreement;

                  NOW, THEREFORE, to induce the Participating Holders to enter into the Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as defined below) upon the terms and conditions of this Guarantee. Accordingly, the parties hereto agree as follows:



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                  Section 1. DEFINITIONS AND INTERPRETATION.


                  1.1 DEFINITIONS. Unless otherwise defined, all capitalized terms used in this Guarantee that are defined in the Indenture (including those terms incorporated therein by reference) shall have the respective meanings set forth in the Indenture and the Collateral Agency Agreement. In addition, the following terms shall have the following meanings under this Guarantee:

                           "GUARANTEED OBLIGATIONS" means any and all obligations of the Company for the payment of all amounts, liabilities and indebtedness (whether for principal, interest (including interest at the post-default rate, fees, charges, indemnification or otherwise) now or in the future owed to the Participating Holders under the Indenture, the Series B Senior Secured Notes and the Standstill Agreement and any extensions, renewals or modifications of any of the foregoing, and for the performance by the Company of its agreements, covenants and undertakings, under or in respect of the Indenture, the Series B Senior Secured Notes and the Standstill Agreement and any renewals, extensions or modifications of any of the foregoing.

                  1.2 INTERPRETATION. In this Guarantee, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guarantee; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Guarantee); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

                  Section 2. THE GUARANTEE.

                  2.1 THE GUARANTEE. The Guarantor hereby guarantees to the Collateral Agent, for the benefit of the Participating Holders, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under SECTION 2.1 are absolute and unconditional irrespective of the value, genuineness, validity,





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regularity or enforceability of the Indenture, the Series B Senior Secured Notes
or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 2.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:



                  1. at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  2. any of the acts mentioned in any of the provisions of the Indenture, the Series B Senior Secured Notes, the Standstill Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  3. the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Indenture, the Series B Senior Secured Notes, the Standstill Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  4. any lien or security interest granted to, or in favor of, the Collateral Agent as security for any of the Guaranteed Obligations (including, without limitation, those granted under the Pledge Agreement) shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Collateral Agent exhaust any right, power or remedy or proceed against the Company under the Indenture, the Series B Senior Secured Notes, the Standstill Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.



                  2.3 REINSTATEMENT. The obligations of the Guarantor under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Collateral Agent on demand for all reasonable costs and expenses (including, fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.





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                  2.4 SUBROGATION. Until the Guaranteed Obligations have been satisfied in full, the Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2.


                  2.5 REMEDIES. The Guarantor agrees that, as between the Guarantor and the Collateral Agent, the obligations of the Company under the Indenture and the Series B Senior Secured Notes (including the obligations under the Standstill Agreement) may be declared to be forthwith due and payable as provided in Section 7.02 of the Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.02) and Section 7 of the Termination Agreement for purposes of Section 2.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.1.

                  2.6 SEPARATE ACTION. The Collateral Agent may bring and prosecute a separate action or actions against the Guarantor whether or not the Company, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Company, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of the Guarantor under, and the effectiveness of, this Guarantee are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.

                  2.7 INSTRUMENT FOR THE PAYMENT OF MONEY; POST-DEFAULT INTEREST. The Guarantor hereby acknowledges that the guarantee in this SECTION 2 constitutes an instrument for the payment of money, and consents and agrees that the Collateral Agent, at the direction of the Majority Participating Holders (as defined in the Collateral Agency Agreement), in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213. In addition, the Guarantor hereby agrees that in the event it shall fail to pay in full any amount owing by it hereunder on the date upon which the same shall become due (whether upon demand or otherwise), it shall be obligated to pay interest at the post-default rate in respect of such amount for each day during the period from and including the due date thereof to but excluding the date the same shall be paid in full, such interest to be payable upon demand of the Collateral Agent at the direction of the Majority Participating Holders.

                  2.8 CONTINUING GUARANTEE. The guarantee in this SECTION 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  Section 3. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Collateral Agent that:

                  3.1 CORPORATE EXISTENCE. The Guarantor is a corporation duly organized and validly existing under the laws of the state of Delaware and has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.





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                  3.2 NO BREACH. None of the execution and delivery of this
Guarantee, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  3.3 CORPORATE ACTION. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance by the Guarantor of this Guarantee have been duly authorized by all necessary corporate action on its part; and this Guarantee has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

                  3.4 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange are necessary for the execution, delivery or performance by the Guarantor of this Guarantee or for the validity or enforceability hereof.

                  Section 4. MISCELLANEOUS.

                  4.1 NO WAIVER. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  4.2 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified for the Company in the Indenture or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Guarantee, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  4.3 EXPENSES. The Guarantor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of the Collateral Agent (including, the reasonable fees and expenses of legal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, all manner of participation in or other involvement with
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this SECTION 4.3.




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                  4.4 AMENDMENTS, ETC. The terms of this Guarantee may be
waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Collateral Agent (with the consent of the Majority Participating Holders). Any such amendment or waiver shall be binding upon the Collateral Agent, each Participating Holder, each holder of any of the Guaranteed Obligations and the Guarantor.

                  4.5 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the Collateral Agent, for the benefit of the Participating Holders and each holder of any of the Guaranteed Obligations (PROVIDED, HOWEVER, that the Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent and the Majority Participating Holders). The Collateral Agent shall not assign or transfer its rights under this Guarantee other than in accordance with the Collateral Agency Agreement.

                  4.6 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

                  4.7 COUNTERPARTS. This Guarantee may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Guarantee by signing any such counterpart.

                  4.8 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guarantee shall be governed by, and construed in accordance with, the law of the State of New York. The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Guarantee or the transactions contemplated hereby. The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  4.9 WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  4.10 AGENTS AND ATTORNEYS-IN-FACT. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  4.11 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.




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                  4.12 LIMITATION ON RECOURSE. Notwithstanding anything to the contrary contained in this Guarantee, recourse to the Guarantor under this Guarantee shall be limited to the collateral granted pursuant to the Pledge Agreement.

                  4.13 TERMINATION. This Guarantee shall remain in full force and effect until the Company delivers final payment in full in cash of all of the Guaranteed Obligations and all other amounts owing to the Collateral Agent and the Participating Holders hereunder, at which point it shall terminate automatically.

                  4.14 AGREEMENTS SUPERSEDED. This Guarantee amends and restates the Limited Recourse Guarantee Agreement, dated as of March 2, 1998, by the Pledgor for the benefit of AIF II, L.P. and Artemis America Partnership and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee to be duly executed and delivered as of the day and year first above written.

                                        BROOKE (OVERSEAS) LTD.



                                        By: /s/ Richard J. Lampen
                                            -----------------------------------
                                        Name:   Richard J. Lampen
                                        Title:  Executive Vice President

AGREED AND ACCEPTED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Collateral Agent for the benefit of the Participating Holders

By: /s/ Thomas M. Gronlund
    ------------------------------
Name:   Thomas M. Gronlund
Title:  Vice President